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                                                                  EXHIBIT 10.33


                             BOTTLER'S AGREEMENT


THIS BOTTLER'S AGREEMENT (the "Agreement") is entered into with effect from July 26, 1996, by and among THE COCA-COLA COMPANY, a corporation organized and existing under the laws of the State of Delaware, U.S.A., with principal offices at One Coca-Cola Plaza, N.W., in the City of Atlanta, State of Georgia, U.S.A.; THE COCA-COLA EXPORT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, U.S.A., with principal offices at One Coca-Cola Plaza, N.W., in the City of Atlanta, State of Georgia, U.S.A. (The Coca-Cola Company and The Coca-Cola Export Corporation hereinafter collectively or severally referred to as the "Company" unless otherwise specified); and Coca-Cola Beverages S.A., a corporation organized and existing under the laws of the Republic of France with principal offices at Le Ponant de Paris, 21 rue Leblanc, 75513, Paris, Cedex 15, France (hereinafter referred to as the "Bottler").

                              W I T N E S S E T H:

WHEREAS,

A. The Company is engaged in the manufacture and sale of certain concentrates and beverage bases (hereinafter referred to as the "Beverage Bases"), the formulae for which are industrial secrets of The Coca-Cola Company, from which non-alcoholic beverage syrups (hereinafter referred to as the "Syrups") are prepared, and is also engaged in the manufacture and sale of the Syrups, which are used in the preparation of certain non-alcoholic beverages which are more fully described in Appendix I (hereinafter referred to as the "Beverages") and which are offered for sale in bottles and other containers and in other forms or manners.

B. The Coca-Cola Company is the owner of the trademarks set forth in Appendix II that distinguish the said Beverage Bases, Syrups and Beverages and is also the owner of various trademarks consisting of distinctive containers in various sizes in which the Beverages have been marketed for many years and of the trademarks consisting of Dynamic Ribbon devices which are used in the advertising and marketing of certain of the Beverages (all of the said trademarks being collectively or severally referred to hereinafter as the "Trademarks").

C. The Coca-Cola Company has designated and authorized certain third parties to manufacture the Beverage Bases for sale to duly appointed bottlers (said third parties being hereinafter referred to as "Authorized Suppliers").

D. The Company has the right to authorize third parties to prepare, package, distribute or sell the Beverages in France.

E. The Bottler desires to prepare and package the Beverages for distribution and sale in and throughout a territory defined and described in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

I.       AUTHORIZATION

1. The Company hereby authorizes the Bottler, and the Bottler undertakes, subject to the terms and conditions contained herein, to prepare and package the Beverages in authorized containers, and to distribute and sell the same under the Trademarks, in and throughout the territory which is defined and described in Appendix III (hereinafter referred to as the "Territory").

2. The Company shall, during the term of this Agreement, in its discretion, approve for each of the Beverages the container types, sizes, shapes and other distinguishing characteristics (hereinafter referred to as "Authorized Containers") which the Bottler is authorized to use under this Agreement for the packaging of each of the Beverages. The list of Authorized Containers in respect of each of the Beverages as of the effective date hereof is set forth in Appendix IV. The Company may, by giving written notice to the Bottler, authorize the Bottler to use additional Authorized Containers in the preparation, distribution and sale of one or more of the Beverages. Except as provided in Appendix IV, the Company under this Clause 2 further reserves the right to cancel its authorization of each of the Authorized Containers for any of the Beverages upon six (6) months' written notice to the Bottler. It is recognized among the parties hereto that the Company will exercise its right to cancel its authorization in respect of any of the Authorized Containers in good faith so as to enable the Bottler to prepare, package, distribute and sell the Beverages under this Agreement. In the event of such cancellation, the provisions of Clause 29(c) shall apply to containers in respect of which authorization has been cancelled.

3. The Schedules, if any, attached hereto identify the nature of the supplemental authorizations which may be granted from time to time to the Bottler pursuant to this Agreement and govern the particular rights and obligations of the parties in respect of the supplemental authorizations.

II.      OBLIGATIONS OF THE COMPANY

4. The Company or Authorized Suppliers will sell and deliver to the Bottler such quantities of the Beverage Bases as may be ordered by the Bottler from time to time, provided that:

         (a) the Bottler will order, and the Company or Authorized Suppliers will sell and deliver to the Bottler, only such quantities of the Beverage Bases as may be necessary and sufficient to implement this Agreement; and

         (b) the Bottler will use the Beverage Bases exclusively for the preparation of the Beverages as


                                                     Bottler's Agreement Page 1
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                  prescribed from time to time by the Company, and the Bottler undertakes not to sell the Beverage Bases nor permit the same to fall into the hands of third parties without the prior written consent of the Company.

         The Coca-Cola Company shall retain the sole and exclusive right at any time to determine the formulae, composition or ingredients for the Beverages and the Beverage Bases.

5. The Company, for the term of this Agreement, except as provided for in Clause 11, will refrain from distributing or selling or from authorizing third parties to distribute or sell throughout the Territory the Beverages in Authorized Containers, reserving the rights, however, to prepare and package the Beverages in Authorized Containers in the Territory for sale outside the Territory and to prepare, package, distribute and sell or authorize third parties to prepare, package, distribute or sell the Beverages in the Territory in any other manner or form.

III.     OBLIGATIONS OF THE BOTTLER RELATIVE TO MARKETING
         OF THE BEVERAGES, FINANCIAL CAPACITY AND PLANNING

6. The Bottler shall have a continuing obligation to develop, stimulate and satisfy fully the demand for each of the Beverages within the Territory. The Bottler therefore covenants and agrees with the Company:

         (a) to prepare, package, distribute and sell such quantities of each of the Beverages as shall in all respects satisfy fully every demand for each of the Beverages within the Territory;

         (b) to make every effort and to employ all proven, practical and approved means to develop and exploit fully the potential of the business of preparing, packaging, marketing and distributing each of the Beverages throughout the Territory by creating, stimulating and expanding continuously the future demand for each of the Beverages and by satisfying fully and in all respects the existing demand therefor;

         (c) to invest all the capital and incur all expenses required for the organization, installation, operation, maintenance and replacement within the Territory of such manufacturing, warehousing, marketing, distribution, delivery, transportation and other facilities and equipment as shall be necessary to implement this Agreement;

         (d) to provide competent and well-trained management, and to recruit, train, maintain and direct all personnel required, sufficient in every respect, to perform all of the obligations of the Bottler under this Agreement;

         (e) not to sell and/or distribute the Beverages, without the prior written consent of the Company, outside the Territory or to anyone who intends to resell the Beverages outside the Territory; the foregoing prohibition does not apply if the Territory is a Member State or within a Member State of the European Economic Area and the sale results from an order from a customer in another Member State or for export to another Member State;

         (f) not to actively seek customers nor maintain a branch outside the Territory; however, the Bottler shall have the right to fill unsolicited orders for the Beverages from any customer located within another Member State or for export to another Member State of the European Economic Area.

7. The parties agree that, to develop and stimulate demand for each of the Beverages, advertising and other forms of marketing activities are required. The Bottler agrees, therefore, to spend such funds for the advertising and marketing of the Beverages as may be required to maintain and to increase the demand for each of the Beverages in the Territory. The Company may, in its sole discretion, contribute to such advertising and marketing expenditures. The Company may also undertake at its own expense any advertising or promotional activity that the Company deems appropriate to conduct in the Territory, but this shall in no way affect the obligations of the Bottler to spend funds for the advertising and marketing of each of the Beverages so as to stimulate and develop the demand for each of the Beverages in the Territory.

8. The Bottler shall submit to the Company, for its prior approval, all advertising and all promotions relating to the Trademarks or the Beverages and shall use, publish, maintain or distribute only such advertising or promotional material relating to the Trademarks or to the Beverages as the Company shall approve and authorize.

9. The Bottler shall maintain the consolidated financial capacity reasonably necessary to assure that the Bottler will be capable of performing its obligations under this Agreement. The Bottler shall maintain accurate books, accounts and records and shall provide to the Company, upon the Company's request, such financial and accounting information as shall enable the Company to determine the Bottler's compliance with its obligations under this Agreement.

10.     The Bottler covenants and agrees:

         (a) to deliver to the Company once in each calendar year a program (hereinafter referred to as the "Annual Program") which shall be acceptable to the Company as to form and substance. The Annual Program shall include but shall not be limited to the marketing, management, financial, promotional and advertising plans of the Bottler showing in detail the activities contemplated for the ensuing twelve-month period or such other period as the Company may prescribe. The Bottler shall prosecute diligently the Annual Program and shall report quarterly or at such other intervals as the Company may request in connection with the implementation of the Annual Program;

         (b) to report on a monthly basis, or at such other intervals as the Company may request, to the Company, sales of each of the Beverages in such detail and containing such information as may be requested by the Company.


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11.      The Bottler recognizes that the Company has entered into or may enter into agreements similar to this Agreement with other parties outside the Territory and accepts the limitations such agreements may reasonably impose on the Bottler in the conduct of its business under this Agreement. The Bottler further agrees to conduct its business in such manner as to avoid conflicts with such other parties, and in the event of disputes nevertheless arising with such other parties, to make every effort to settle them amicably. The Bottler will not oppose without valid reason any additional measures the adoption of which is considered by the Company as necessary and justified in order to protect and improve the sales and distribution system for the Beverages; for instance, those which might be adopted concerning the supply of large and/or special buyers whose field of activity transcends the boundaries of the Territory - even if such measures should entail a restriction of the Bottler's rights or obligations within reasonable limits not affecting the substance of this Agreement, including measures taken in compliance with the Rules of Competition of the European Economic Area.

12.      (a)      The Bottler, recognizing the important benefit to itself
                  and all the other parties referred to in Clause 11 above, of a uniform external appearance of the distribution and other equipment and materials used under this Agreement, agrees to accept and apply the standards adopted and issued from time to time by the Company for the design and decoration of trucks and other delivery vehicles, cases, cartons, coolers, vending machines and other materials and equipment used in the distribution and sale of the Beverages under this Agreement.

         (b) The Bottler further agrees to maintain and to replace such equipment at such intervals as are reasonably necessary and not to use such equipment to distribute or sell any products which are not identified by the Trademarks without the prior written consent of the Company.

13.      (a)      In the event any of the Beverages prepared, packaged,
                  distributed or sold by the Bottler are found either in the territory of another bottler authorized by the Company to distribute and sell the Beverages in a territory within France or in a territory within a state that is not a Member State of the European Economic Area (hereinafter the
                  "Injured Bottler") then, in addition to all other remedies available to the Company:

                  (1) the Company may charge the Bottler an amount of compensation for the Beverages found in the Injured Bottler's territory to include all lost profits, expenses and other costs incurred by the Company and the Injured Bottler;

                  (2) the Company may purchase any of the Beverages prepared, packaged, distributed or sold by the Bottler which are found in the Injured Bottler's territory, and the Bottler shall, in addition to any other obligation it may have under this Agreement, reimburse the Company for the Company's cost of purchasing, transporting and/or destroying such Beverages; and

                  (3) if the phenomenon persists or reoccurs after the Company has requested the Bottler, in writing, to end or prevent it, by discharging the Bottler's obligation under Clauses 6(e) and (f), the Company may, in its sole discretion, cancel forthwith the authorization for the Authorized Container(s) of the type which were found in the Injured Bottler's territory.

         (b) In the event that Beverages prepared, packaged, distributed or sold by the Bottler are found in the territory of an Injured Bottler, the Bottler shall make available to representatives of the Company all sales agreements and other records relating to such Beverages and assist the Company in all investigations relating to the sale and distribution of such Beverages outside the Territory.

         (c) The Bottler shall immediately inform the Company if at any time any solicitation or offer to purchase Beverages is made to the Bottler by a third party which the Bottler knows or has reason to believe or suspect would result in the Beverages being marketed, sold, resold, distributed or redistributed outside the Territory in breach of Clauses 6(e) and (f) of this Agreement.

IV.      OBLIGATIONS OF THE BOTTLER RELATIVE TO THE TRADEMARKS

14. The Bottler recognizes the validity of the Trademarks and the ownership thereof by The Coca-Cola Company.

15. Nothing herein shall give the Bottler any interest in the Trademarks or the goodwill attaching thereto or in any label, design, container or other visual representations thereof or used in connection therewith. It is agreed and understood by the parties that there is extended to the Bottler under this Agreement a mere temporary permission uncoupled with any right or interest and without payment of any fee or royalty charge, to use said Trademarks, labels, designs, containers or other visual representations thereof, only in connection with the preparation, packaging, distribution and sale of the Beverages in Authorized Containers; said use to be in such manner and with the result that all goodwill relating to the same shall accrue to The Coca-Cola Company as the source and origin of such Beverages, and the Company shall be absolutely entitled to determine in every instance the manner of presentation and such other steps necessary or desirable to secure compliance with this Clause 15.

16. The Bottler shall not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation which includes the words "Coca-Cola", "Coca", "Cola", "Coke" or any of them or any name that is confusingly similar to any of them or any graphic or visual representation of the Trademarks or any other trademark or industrial property owned by The Coca-Cola Company, without the prior written consent of The Coca-Cola Company.

17.      The Bottler undertakes in accordance with applicable law:

         (a) during the term of this Agreement and for a period of two (2) years after its termination not to prepare, package, distribute, sell, deal in or in any manner whatsoever be concerned with any concentrate, syrup or beverage which is likely to be passed off for or appear as an imitation of the Beverage Bases, the Syrups or the Beverages;


                                                     Bottler's Agreement Page 3

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         (b)      not at any time to prepare, package, distribute, sell, deal in or otherwise be concerned with any product under any get-up or in any container which is an imitation of the get-up or container used by the Company, or which is likely to be confused or used in unfair competition therewith;

         (c) not at any time to prepare, package, distribute, sell, deal in or otherwise be concerned with any product under any trademark or other designation which is an imitation or infringement of the Trademarks; and without in any way limiting the generality of the foregoing, it is expressly stipulated that use of the words "Coca", "Coke" or "Coca-Cola" in any form or fashion, or any graphic or phonetic rendering of them, on any product other than that of The Coca-Cola Company, would constitute such imitation, unfair competition or infringement.

             The covenants herein contained apply not only to the operations with which the Bottler may be directly concerned, but also to operations with which the Bottler may be indirectly concerned through ownership, control, management, partnership or in similar manner whether located within or outside the Territory. The Bottler covenants not to acquire or hold, directly or indirectly, any ownership interest in, or enter into any contract or arrangement with respect to the management or control of, any person or legal entity, within or outside the Territory, that engages in any of the activities prohibited under this Clause.

18. This Agreement reflects the mutual interest of the parties and in the event that either:

         (a) a third party which is, in the opinion of the Company, directly or indirectly through ownership, control, management or otherwise, concerned with the manufacture, preparation, packaging, distribution or sale of any products specified in Clause 17 hereof, shall acquire or otherwise obtain control or any direct or indirect influence on the management of the Bottler; or

         (b) any real or legal person having majority ownership or direct or indirect control of the Bottler or who is directly or indirectly controlled either by the Bottler or by any third party which has control or any direct or indirect influence, in the opinion of the Company, on the management of the Bottler, shall engage in the preparation, packaging, distribution or sale of any products specified in Clause 17 hereof;

         then the Company shall have the right to terminate this Agreement forthwith unless the third party making such acquisition as specified in subclause (a) hereof or the person, entity, firm or company referred to in subclause (b) hereof shall, on being notified in writing by the Company of its intention to terminate as aforesaid, agree to discontinue, and shall in fact discontinue, the manufacture, preparation, packaging, distribution or sale of such products within a reasonable period not exceeding six (6) months from the date of notification.

V.       OBLIGATIONS OF THE BOTTLER RELATIVE TO THE PREPARATION
         AND PACKAGING OF THE BEVERAGES

19.      (a)      The Bottler covenants and agrees with the Company to use,
                  in preparing the Syrups for each of the Beverages, only the Beverage Bases purchased from the Company or Authorized
                  Suppliers and to use the Syrups only for the preparation and packaging of the Beverages in strict adherence to and compliance with the instructions issued to the Bottler from time to time by the Company in writing. The Bottler further covenants and agrees with the Company that in preparing, packaging and distributing the Beverages the Bottler shall at all times conform to the manufacturing standards, hygienic and otherwise, established from time to time by the Company and comply with all legal requirements, and the Bottler shall permit the Company, its officers, agents and designees at all times to enter and inspect the plant, facilities, equipment and methods used by the Bottler in the preparation, packaging, storage and handling of the Beverages, to ascertain whether the Bottler is complying with the terms of this Agreement.

         (b) The Bottler, recognizing the importance of identifying the source of manufacture of the Beverages in the market, agrees to use identification codes on all packaging materials for the Beverages, including Authorized Containers and non-returnable cases. The Bottler further agrees to install, maintain and use the necessary machinery and equipment required for the application of such identification codes. The Company shall provide the Bottler, from time to time, with necessary instructions, in writing, regarding the forms of the identification codes to be used by the Bottler and the production and sales records to be maintained by the Bottler.

         (c) In the event the Company determines or becomes aware of the existence of any quality or other technical problems relating to any of the Beverages or Authorized Containers in respect of any of the Beverages, the Company may require the Bottler to take all necessary action to withdraw immediately any such Beverages from the market. The Company shall notify the Bottler by telephone, cable, telex, facsimile or any other form of immediate communication of the decision by the Company to require the Bottler to withdraw any such Beverages from the market and the Bottler shall, upon receipt of such notice, immediately cease distribution of such Beverages and take such other action as may be required by the Company in connection with the withdrawal of such Beverages from the market.

         (d) In the event the Bottler determines or becomes aware of the existence of quality or other technical problems relating to any of the Beverages or Authorized Containers in respect of any of the Beverages, then the Bottler shall immediately notify the Company by telephone, cable, telex, facsimile or any other form of immediate communication. This notification shall include: (1) identity and quantities of the Beverages involved, including the Authorized Containers, (2) coding data and (3) any other relevant data including data that will assist in tracing such Beverages.

20. The Bottler shall submit to the Company, at the Bottler's expense, samples of the Syrups, of the Beverages and of materials used in the preparation of the Syrups and the Beverages in accordance with such instructions as may be given in writing from time to time by the Company.

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21.      (a)      In the packaging, distribution and sale of the Beverages,
                  the Bottler shall use only such Authorized Containers, closures, cases, cartons, labels and other packaging materials approved from time to time by the Company, and the Bottler shall purchase such items only from manufacturers who have been authorized by The Coca-Cola Company to manufacture the items to be used in connection with the Trademarks and the Beverages. The Coca-Cola Company shall use its best efforts to approve two or more manufacturers of such items, it being understood that said approved manufacturers may be located within or outside the Territory.

         (b) The Bottler shall inspect such Authorized Containers, closures, cases, cartons, labels and other packaging materials and shall use only those items which comply with the standards established by applicable laws in the Territory in addition to the standards and specifications prescribed by the Company. The Bottler shall assume independent responsibility in connection with the use of such Authorized Containers, closures, cases, cartons, labels and other packaging materials which conform to such standards.

         (c) The Bottler shall maintain at all times a sufficient stock of Authorized Containers, closures, labels, cases, cartons and other packaging materials to satisfy fully the demand for each of the Beverages in the Territory.

22.      (a)      The Bottler recognizes that increases in the demand for
                  the Beverages, as well as changes in the list of Authorized
                  Containers, may from time to time require modifications or other changes in respect of its existing manufacturing, packaging, delivery or vending equipment or require the purchase of additional manufacturing, packaging, delivery or vending equipment. The Bottler agrees, therefore, to make such modifications to existing equipment and to purchase and install such additional equipment as necessary with sufficient lead time to enable the introduction of new Authorized
                  Containers and the preparation and packaging of the Beverages in accordance with the continuing obligations of the Bottler to develop, stimulate and satisfy fully every demand for each of the Beverages in the Territory.

         (b) In the event the Bottler uses refillable Authorized Containers in the preparation and packaging of all or any of the Beverages, the Bottler agrees to invest the necessary capital and to appropriate and expend such funds as may be required from time to time to establish and maintain an adequate inventory of refillable Authorized Containers. In order to ensure the continuing quality and appearance of the said inventory of refillable Authorized Containers, the Bottler further agrees to replace all or part of the said inventory of refillable Authorized Containers as may be reasonably necessary and in accordance with the obligations of the Bottler hereunder.

         (c) The Bottler agrees not to refill or otherwise reuse any nonrefillable Authorized Containers that have been previously used.

23. The Bottler shall be solely responsible in the carrying out of its obligations hereunder for compliance with all regulations and laws applicable in the Territory and shall inform the Company forthwith of any such provision which would prevent or limit in any way the strict compliance by the Bottler with its obligations hereunder.

VI.      CONDITIONS OF PURCHASE AND SALE

24. The Bottler shall, in accordance with the provisions of this Agreement, purchase the Beverage Bases required for the preparation and packaging of the Beverages only from the Company or Authorized Suppliers.

25.      (a)      The Company reserves the right by giving notice to the
                  Bottler to establish in its sole discretion the prices of the Beverage Bases, including the conditions of shipment and payment and the currency or currencies acceptable to the Company and its Authorized Suppliers in payment and to designate one or more Authorized Suppliers, the supply point and/or alternate supply points for each of the Beverage Bases.

         (b) The Company reserves the right by giving written notice to the Bottler to change the Authorized Suppliers and to revise from time to time and at any time in its sole discretion the price of any of the Beverage Bases, the conditions of shipment (including the supply point) and the currency or currencies acceptable to the Company or its Authorized Suppliers.

         (c) If the Bottler is unwilling to pay the revised price in respect of the Beverage Base for the Beverage "Coca-Cola", then the Bottler shall so notify the Company in writing within thirty (30) days from receipt of the written notice from the Company revising the aforesaid price. In this event, this Agreement shall terminate automatically three (3) calendar months after receipt of the Bottler's notification.

         (d) Except as provided in subclause (c) hereof in respect of the Beverage Base for the Beverage "Coca-Cola", if the Bottler is unwilling to pay the revised price in respect of the Beverage Base(s) for any one or more of the other Beverages, then the Bottler shall so notify the Company in writing within thirty
                  (30) days from receipt of the written notice from the Company revising the aforesaid price or prices. In this event, the Company, in its discretion and with regard to the present and prospective circumstances in the market, shall either (i) notify the Bottler in writing that the Agreement shall terminate, in which event this Agreement shall terminate three (3) calendar months after the date of the Company's notice of termination to the Bottler, or (ii) notify the Bottler in writing that the Bottler's authorization in respect of that Beverage or those Beverages for which the Bottler is unwilling to pay the revised price is cancelled, such cancellation to be effective three (3) calendar months after the date of the Company's notice of such cancellation of authorization(s) to the Bottler. In the event of the cancellation of an authorization of a Beverage or Beverages pursuant to this subclause, the provisions of Clause 29 shall apply in respect of that Beverage or those Beverages, and, notwithstanding any other provision of this Agreement, the Company shall have no further obligation to the Bottler in respect of that Beverage or those Beverages for



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                  which authorizations have been cancelled, and the Company
                  shall be entitled to prepare, package, distribute or sell, or to grant authorizations to a third party to prepare, package, distribute or sell, that Beverage or those Beverages in the Territory.

         (e) Any failure on the part of the Bottler to notify the Company in respect of the revised price of any one or more of the Beverage Bases pursuant to subclause (c) and (d) hereof shall be deemed to be acceptance by the Bottler of the revised price.

         (f) The Bottler undertakes to collect from or charge to retail outlets, for each refillable Authorized Container and each returnable case delivered to the said retail outlets, such deposits as the Company may determine from time to time by giving written notice to the Bottler, and to make all reasonably diligent efforts to recover all empty refillable Authorized Containers and returnable cases and, upon recovery, to refund or to credit the deposits for said refillable Authorized Containers and returnable cases returned undamaged and in good condition.

VII.     DURATION AND TERMINATION OF AGREEMENT

26.      (a)      This Agreement shall be effective from July 26, 1996 and shall expire, without notice, on July 26, 2006 unless it has been earlier terminated as provided herein. It is recognized and agreed among the parties hereto that the Bottler shall have no right to claim a tacit renewal of this Agreement.

         (b) If the Bottler has fully complied with all the terms, covenants, conditions and stipulations of this Agreement throughout its term and the Bottler is capable of the continued promotion, development and exploitation of the full potential of the business in the preparation, packaging, distribution and sale of each of the Beverages, the Bottler may request an extension of this Agreement for an additional term of ten (10) years. The Bottler may request such extension by giving written notice to the Company at least six (6) months but not more than twelve (12) months prior to the expiration date of this Agreement. The request by the Bottler for such extension shall be supported by such documentation as the Company may request including documentation relating to the Bottler's compliance with the performance obligations under this Agreement and including documentation supporting the continued capability of the Bottler to develop, stimulate and satisfy fully the demand for each of the Beverages within the Territory. If the Bottler has, in the sole discretion of the Company, satisfied the conditions for the extension of this Agreement, then the Company may, by written notice, agree to extend this Agreement for such additional term.

         (c) At the expiration of any such additional term, this Agreement shall expire finally without further notice, and the Bottler shall have no right to claim a tacit renewal of this Agreement.

27.      (a)      This Agreement may be terminated by the Company or the
                  Bottler forthwith and without liability for damages by written notice given by the party entitled to terminate to the other party:

                  (1) if the Company, the Authorized Suppliers or the Bottler cannot legally obtain foreign exchange to remit abroad in payment of imports of the Beverage Bases or the ingredients or materials necessary for the manufacture of the Beverage Bases, the Syrups or the Beverages; or

                  (2) if any part of this Agreement ceases to be in conformity with the laws or regulations applicable in the country in which the Territory is located and, as a result thereof, or as a result of any other laws affecting this Agreement, any one of the material stipulations herein cannot be legally performed or the Syrups cannot be prepared, or the Beverages cannot be prepared or sold in accordance with the instructions issued by the Company pursuant to Clause 19 above, or if any of the Beverage Bases cannot be manufactured or sold in accordance with the Company's formulae or with the standards prescribed by it.

         (b) This Agreement may be terminated forthwith by the Company without liability for damages:

                  (1) if the Bottler becomes insolvent, or if a petition in bankruptcy is filed against or on behalf of the Bottler which is not stayed or dismissed within one hundred and twenty (120) days, or if the Bottler passes a resolution for winding up, or if a winding up or judicial management order is made against the Bottler, or if a receiver is appointed to manage the business of the Bottler, or if the Bottler enters into any judicial or voluntary scheme of composition with its creditors or concludes any similar arrangements with them or makes an assignment for the benefit of creditors; or

                  (2) in the event of the Bottler's dissolution, nationalization or expropriation, or in the event of the confiscation of the production or distribution assets of the Bottler.

28.      (a)      This Agreement may also be terminated by the Company or
                  the Bottler if the other party fails to observe any one or more of the terms, covenants, or conditions of this Agreement, and fails to remedy such default(s) within sixty (60) days after such party has been given written notice of such default(s).

         (b) In addition to all other remedies to which the Company may be entitled hereunder, if at any time the Bottler fails to follow the instructions or to maintain the standards prescribed by the Company or required by applicable laws in the Territory for the preparation of the Syrups or the Beverages, the Company shall have the right to prohibit the production of the Syrups or the Beverages until the default has been corrected to the Company's satisfaction, and the Company may demand the withdrawal from the trade, at the Bottler's expense, of any Beverages not in conformity with or not manufactured in conformity with such instructions, standards or requirements, and the Bottler shall promptly comply with such prohibition or demand. During the period of such prohibition of production, the Company shall be entitled to suspend deliveries of the Beverage Bases to the Bottler and shall also be entitled to supply, or to cause or permit others to supply, the Beverages in



                                                     Bottler's Agreement Page 6

                  Authorized Containers in the Territory. No prohibition or demand shall be deemed a waiver of the rights of the Company to terminate this Agreement pursuant to this Clause.

29. Upon the expiration or earlier termination of this Agreement or upon cancellation of the authorization for a Beverage(s) and then only in respect of that Beverage(s) as the case may be:

         (a) the Bottler shall not thereafter prepare, package, distribute or sell the Beverage(s) or make any use of the Trademarks, Authorized Containers, cases, closures, labels, packaging material or advertising material used or which are intended for use by the Bottler in connection with the preparation, packaging, distribution and sale of the Beverage(s);

         (b) the Bottler shall forthwith eliminate all references to the Company, the Beverage(s) and the Trademarks from the premises. delivery vehicles, vending and other equipment of the Bottler and from all business stationery and all written, graphic, electromagnetic, digital or other promotional or advertising material used or maintained by the Bottler, and the Bottler shall not thereafter hold forth in any manner whatsoever that the Bottler has any connection with the Company, the Beverage(s) or the Trademarks;

         (c) the Bottler shall forthwith deliver to the Company or a third party, in accordance with such instructions as the Company shall give, all of the Beverage Bases, Syrups, Beverages in Authorized Containers, usable Authorized Containers bearing the Trademarks or any of them, cases, closures, labels, packaging material and advertising material for the Beverage(s) still in the Bottler's possession or under its control, and the Company shall, upon delivery thereof, pursuant to such instructions, pay to the Bottler a sum equal to the reasonable market value of such supplies or materials, provided that the Company will accept and pay for only such supplies or materials as are in first-class and usable condition; and provided further that all Authorized Containers, closures, labels, packaging material and advertising material bearing the name of the Bottler and any such supplies and materials which are unfit for use according to the Company's standards shall be destroyed by the Bottler without cost to the Company; and provided further that, if this Agreement is terminated in accordance with the provisions of Clauses 18 or 27(a) or as a result of any of the contingencies specified in Clause 34 (including termination by operation of law), or if the Agreement is terminated by the Bottler for any reason other than in accordance with or as a result of the operation of Clauses 25 or 28 or upon the cancellation of the authorization for a Beverage(s) pursuant to Clause 25(d) or Clause 30, the Company shall have the option, but no obligation, to purchase from the Bottler the supplies and materials referred to above; and

         (d) all rights and obligations hereunder, whether specifically set out or whether accrued or accruing by use, conduct or otherwise, shall expire, cease and end, excepting all provisions concerning the obligations of the Bottler as set forth in Clauses 13(a)(1) and (2), 14, 15, 17, 29, 35(a), (b),
                  (c) and (d), and 36, all of which shall continue in full force and effect; provided always that this provision shall not affect any rights the Company may have against the Bottler in respect of any claim for nonpayment of any debt or account owed by the Bottler to the Company or its Authorized Suppliers.

30. In addition to all other remedies of the Company in respect of any breach by the Bottler of the terms, covenants and conditions of this Agreement and where such breach relates only to the preparation, packaging, distribution and sale by the Bottler of one or more, but not all of the Beverages, then the Company may elect to cancel the authorizations granted to the Bottler pursuant to this Agreement in respect only of that Beverage or those Beverages. In the event of the cancellation by the Company of authorizations to the Bottler pursuant to this Clause, the provisions of Clause 29 shall apply in respect of that Beverage or those Beverages, the Company shall have no further obligations to the Bottler in respect of that Beverage or those Beverages in respect of which authorizations have been cancelled and the Company shall be entitled to prepare, package, distribute or sell or to grant authorizations to a third party in connection with the preparation, packaging, distribution and sale of that Beverage or those Beverages in the Territory.

VIII.    GENERAL PROVISIONS

31. It is recognized and acknowledged among the parties hereto that the Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company's international bottling, distribution and sales system. It is further recognized and acknowledged among the parties hereto that this Agreement has been entered into by the Company intuitu personae and in reliance upon the identity, character and integrity of the owners, controlling parties and managers of the Bottler, and the Bottler warrants having made to the Company prior to the execution hereof a full and complete disclosure of the owners and of any third parties having a right to, or power of, control or management of the Bottler. It is therefore agreed among the parties hereto that notwithstanding the provisions of Clause 18 or any other provision of this Clause 31, in the event of any change, due to any cause, of the real persons or legal entities having direct or indirect ownership or control of the Bottler, including any changes of share-owner composition of such entities, the Company, in its sole discretion, may terminate this Agreement forthwith and without liability for damages. Furthermore, the Bottler covenants and agrees with the Company:

         (a) not to assign, transfer, pledge or in any way encumber this Agreement or any interest herein or rights hereunder, in whole or in part, to any third party or parties, without the prior written consent of the Company;

         (b) not to delegate performance of this Agreement, in whole or in part, to any third party or parties, without the prior written consent of the Company;

         (c) to notify the Company promptly in the event of or upon obtaining knowledge of any third party action which may or will result in any change in the ownership or control of the Bottler;

         (d) to make available from time to time and at the request of the Company complete records of current





                                                     Bottler's Agreement Page 7
                  ownership of the Bottler and full information concerning any third party or parties by whom it is controlled directly or indirectly;

         (e) to the extent the Bottler has any legal control over changes in the ownership or control of the Bottler, not to initiate or implement, consent to or acquiesce in any such change without the prior written consent of the Company; and

         (f) if the Bottler is organized as a partnership, not to change the composition of such partnership by the inclusion of any new partners or the release of existing partners without the prior written consent of the Company.

         In addition to the foregoing provisions of this Clause, if a proposed change in ownership or control of the Bottler involves a direct or indirect transfer to or acquisition of ownership or control of the Bottler by a person or entity authorized or licensed by the Company to manufacture, sell, distribute or otherwise deal in any Beverages and/or any Trademarks of the Company (the "Acquiror Bottler"), the Company may request any and all information it considers relevant from both the Bottler and the Acquiror Bottler in order to make its determination whether to consent to such change. In any such circumstances, the parties hereto, recognizing and acknowledging the vested and legitimate interest of the Company in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of the Company's international bottling, distribution and sales system, expressly agree that the Company may consider all or any factors, and apply all or any criteria that it considers relevant in making such determination.

32. The Bottler shall, prior to the issue, offer, sale, transfer, trade or exchange of any of its shares of stock or other evidence of ownership, its bonds, debentures or other evidence of indebtedness, or the promotion of the sale of the above, or stimulation or solicitation of the purchase or an offer to sell thereof, obtain the written consent of the Company whenever the Bottler uses in this connection the name of the Company or the Trademarks or any description of the business relationship with the Company in any prospectus, advertisement or other sales efforts. The Bottler shall not use the name of the Company or the Trademarks or any description of the business relationship with the Company in any prospectus or advertisement used in connection with the Bottler's acquisition of any shares or other evidence of ownership in a third party without the Company's prior written approval.

33. The Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its subsidiaries or related companies upon written notice to the Bottler; provided, however, that any such delegation shall not relieve the Company from any of its contractual obligations under this Agreement. In addition, the Company in its sole discretion, may through written notice to the Bottler, appoint a third party as its representative to ensure that the Bottler carries out its obligations under this Agreement, with full powers to oversee the Bottler's performance and to require from the Bottler its compliance with all the terms and conditions of this Agreement. The Company may change or retract such appointment at any time by written notice sent to the Bottler.

34. Neither the Company nor the Bottler shall be liable for failure to perform any of its obligations hereunder when such failure is caused by or results from:

         (a)      strike, blacklisting, boycott or sanctions, however incurred;
                  or

         (b) act of God, force majeure, public enemies, authority of law and/or legislative or administrative measures (including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), embargo, quarantine, riot, insurrection, declared or undeclared war, state of war or belligerency or hazard or danger incident thereto; or

         (c)      any other cause whatsoever beyond its control.

         In the event the Bottler is unable to perform its obligations as a consequence of any of the contingencies set forth in this Clause, and for the duration of such inability, the Company and Authorized Suppliers shall be relieved of their obligations under Clauses 4 and 5; and provided that, if any such failure by any party hereto shall persist for a period of six (6) months or more, any of the parties hereto may terminate this Agreement.

35.      (a)      The Coca-Cola Company reserves the sole and exclusive
                  right to institute any civil, administrative or criminal proceedings or action, and generally to take or seek any available legal remedy it deems desirable for the protection of its reputation and industrial property rights as well as for the protection of the Beverage Bases, the Syrups and the Beverages and to defend any action affecting these matters. At the request of The Coca-Cola Company, the Bottler will render assistance in any such action. The Bottler shall not have any claim against the Company as a result of such proceedings or action or for any failure to institute or defend such proceedings or action. The Bottler shall promptly notify the Company of any litigation or proceedings instituted or threatened affecting these matters. The Bottler shall not institute, without the prior written consent of the Company, any legal or administrative proceedings against any third party which may affect the interests of the Company.

         (b) The Coca-Cola Company has the sole and exclusive right and responsibility to initiate and defend all proceedings and actions relating to the Trademarks. The Coca-Cola Company may initiate or defend any such proceedings or actions in its own name or require the Bottler to institute or defend such proceedings or actions either in its own name or in the joint names of the Bottler and The Coca-Cola Company.

         (c) The Bottler agrees to consult with the Company on all product liability claims, proceedings or actions brought against the Bottler in connection with the Beverages or Authorized Containers and to take such action with respect to the defense of any such claim or lawsuit as the Company may reasonably request in order to protect the interests of the Company in the Beverages, the Authorized Containers or the goodwill associated with the Trademarks.


                                                     Bottler's Agreement Page 8

         (d) The Bottler shall indemnify and hold harmless the Company, its affiliates and their respective officers, directors and employees from and against all costs, expenses, damages, claims, obligations and liabilities whatsoever arising from facts or circumstances not attributable to the Company including, but not limited to, all costs and expenses incurred in settling or compromising any of the same arising out of the preparation, packaging, distribution, sale or promotion of the Beverages by the Bottler, including, but not limited to, all costs arising out of the acts or defaults, whether negligent or not, of the Bottler, the Bottler's distributors, suppliers and wholesalers.

         (e) The Bottler shall obtain and maintain a policy of insurance with insurance carriers satisfactory to the Company giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Clause 35(d) above (including the indemnity contained therein) and shall on request produce evidence satisfactory to the Company of the existence of such insurance. Compliance with this Clause 35(e) shall not limit or relieve the Bottler from its obligations under Clause 35 (d) hereof.

36.     The Bottler covenants and agrees with the Company:

         (a) that it will make no representations or disclosures to public or government authorities or to any other third party relating to the Beverage Bases, the Syrups or the Beverages without the prior written consent of the Company;

         (b) that it will at all times, both during the continuance and after termination of this Agreement, keep strictly confidential all secret and confidential information including, without limiting the generality of the foregoing, mixing instructions and techniques, sales, marketing and distribution information and projects and plans relating to the subject matter of this Agreement which the Bottler may receive from the Company or in any other manner and to ensure that such information shall be made known only on a need-to-know basis to those officers, directors and employees bound by reasonable provisions incorporating the nondisclosure and secrecy obligations set out in this Clause 36;

         (c) that upon the expiration or earlier termination of this Agreement, the Bottler will make necessary arrangements to deliver to the Company in accordance with instructions as may be given by the Company, all written, graphic, electromagnetic, computerized, digital or other materials comprising or containing any information subject to the obligation of confidence hereunder.

37. In the event any provisions of this Agreement are or become legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of the said provisions shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks. The right to terminate in accordance with Clause 27(a)(2) is not affected hereby.

38.     (a)       As to all matters herein mentioned, this Agreement
                  constitutes the only agreement between the Company and the Bottler, all prior agreements of any kind whatsoever between these parties relating to the subject matter hereof being cancelled hereby; provided, however, that any written representations made by the Bottler upon which the Company relied in entering into this Agreement shall remain binding upon the Bottler.

         (b) Any waiver or modification of, or alteration or addition to, this Agreement or any of its provisions shall not be binding upon the Company or the Bottler unless the same shall be executed respectively by duly authorized representatives of The Coca-Cola Company, The Coca-Cola Export Corporation and the Bottler.

         (c) All written notices given pursuant to this Agreement shall be by cable, telegram, telex, facsimile, hand delivery or registered mail and shall be deemed to be given on the date such notice is dispatched, such registered letter is mailed, or such hand delivery is effected. Such written notices shall be addressed to the last known address of the party concerned. Any change of address by any of the parties hereto shall be promptly furnished in writing to the other party or parties.

39. Failure of the Company to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the Bottler, shall not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by the Bottler.

40. The Bottler is an independent contractor and not the agent of the Company. The Bottler agrees that it will not represent that it is an agent of the Company nor hold itself out as such.

41. The headings herein are solely for the convenience of the parties and shall not affect the interpretation of this Agreement.

42. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the Republic of France Any dispute arising hereunder shall be referred to the courts Paris.

43. The Appendices and Schedules which are attached hereto shall, for all purposes, be deemed and by this reference are made a part of this Agreement and shall be executed respectively by duly authorized representatives of The Coca-Cola Company, The Coca-Cola Export Corporation and the Bottler.

IN WITNESS WHEREOF, The Coca-Cola Company and The Coca-Cola Export Corporation in Atlanta Georgia, U.S.A. and the Bottler in Paris, France have caused these presents to be executed in triplicate by the duly authorized person or persons on their behalf on the dates indicated below.

                      -------------------------------------

COCA-COLA BEVERAGES S.A.                         THE COCA-COLA COMPANY


BY: s/ M. Coombs                                  BY: s/ Joseph R. Gladden, Jr.
   ----------------------                            -------------------------
   Authorized Representative                         Authorized Representative

   Date: July 26, 1996                               Date: July 26, 1996


                                                     THE COCA-COLA EXPORT
                                                        CORPORATION


                                                  BY: s/ William J. Davis
                                                     -------------------------
                                                     Authorized Representative

                                                     Date:  July 26, 1996







                                                  Bottler's Agreement Page 9

                                   Appendix I

                                    BEVERAGES

                                 Location: Paris
                               Date: July 26, 1996

For the purposes of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation and the undersigned Bottler with effect from July 26, 1996, the Beverages referred to in recital Paragraph A thereof are:

         Aquarius
         Bonaqua
         Coca-Cola
         Coca-Cola light
         caffeine free
         Coca-Cola caffeine free
         Coca-Cola light
         cherry Coca-Cola
         Fanta cassis
         Fanta citron
         Fanta lemon
         Fanta light
         Fanta orange
         Fanta still lemon
         Fanta still orange
         Finley
         Kinley bitter lemon
         Kinley tonic water
         Lift orange
         Minute Maid apple
         Minute Maid apricot
         Minute Maid grapefruit
         Minute Maid orange
         Minute Maid pineapple
         Minute Maid tomato
         Minute Maid tropical
         Sprite
         Sprite light

The description of the Beverages in this Appendix I supersedes as of July 26, 1996 all prior descriptions and Appendices relating to the Beverages for purposes of recital Paragraph A of the said Bottler's Agreement.

                -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

     S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                         S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                         Authorized Representative
                                      Date: July 26, 1996

                                   Appendix II

                                   TRADEMARKS


                                 Location: Paris
                               Date: July 26, 1996

For the purposes of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation and the undersigned Bottler with effect from July 26, 1996, the Trademarks of The Coca-Cola Company referred to in recital Paragraph B thereof are:

                                    Trademark

Aquarius, Bonaqua, Coca-Cola, Coke, Coca-Cola light, Coke light, cherry Coca-Cola, cherry Coke, Distinctive Bottle, Dynamic Ribbon device, Fanta, Fanta light, Finley, Kinley, Lift, Minute Maid, Sprite, Sprite light, including all transliterations and all related trade dress applications, registrations and copyrights



The description of the Trademarks in this Appendix II supersedes as of July 26, 1996 all prior descriptions and Appendices relating to the Trademarks for purposes of recital Paragraph B of the said Bottler's Agreement.

         ---------------------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

    S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                        S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                          Authorized Representative
                                      Date: July 26, 1996

                                  Appendix III

                                    TERRITORY


                                 Location: Paris
                               Date: July 26, 1996

For the purposes of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation and the undersigned Bottler with effect from July 26, 1996, the Territory referred to in Clause 1 thereof is:


         Metropolitan France, with the exception of:

         A.       the departments of Corse;

         B. the departments of Ariege, Aude, Gers, Hautes-Pyrenees, Tarn, Tarn-et-Garonne, Haute Garonne, Pyrenees-Orientales; and

         C. the departments of Alpes-Maritimes, Var and the Principality of Monaco.

The description of the Territory in this Appendix III supersedes as of July 26, 1996 all prior descriptions and Appendices relating to the Territory for all the purposes of the said Bottler's Agreement.
                -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

     S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                         S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                          Authorized Representative
                                      Date: July 26, 1996

Appendix IV

AUTHORIZED CONTAINERS

                                 Location: Paris
                               Date: July 26, 1996


Pursuant to the provisions of Clause 2 of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation (The Coca-Cola Company and The Coca-Cola Export Corporation hereinafter collectively or severally referred to as the "Company") and the undersigned Bottler with effect from July 26, 1996, the Company authorizes the Bottler to prepare, distribute and sell the Beverages in the following containers, which for the purposes of the said Bottler's Agreement shall be deemed "Authorized Containers."


     Coca-Cola                       Refillable Glass Bottle 0.20 litre
     Coca-Cola light                 Refillable Glass Bottle 0.20 litre
     Fanta orange                    Refillable Glass Bottle 0.20 litre
     Kinley bitter lemon             Refillable Glass Bottle 0.20 litre
     Kinley tonic water              Refillable Glass Bottle 0.20 litre
     Sprite                          Refillable Glass Bottle 0.20 litre

     Coca-Cola                       Refillable Glass Bottle 0.33 litre
     Coca-Cola light                 Refillable Glass Bottle 0.33 litre
     Fanta orange                    Refillable Glass Bottle 0.33 litre
     Sprite                          Refillable Glass Bottle 0.33 litre

     Coca-Cola                       Refillable Glass Bottle 1.00 litre
     Coca-Cola light                 Refillable Glass Bottle 1.00 litre
     Fanta orange                    Refillable Glass Bottle 1.00 litre
     Sprite                          Refillable Glass Bottle 1.00 litre

     Coca-Cola                       Non-Refillable Glass Bottle 0.25 litre
     Coca-Cola light                 Non-Refillable Glass Bottle 0.25 litre
     Fanta orange                    Non-Refillable Glass Bottle 0.25 litre
     Sprite                          Non-Refillable Glass Bottle 0.25 litre

     Coca-Cola                       Non-Refillable Glass Bottle 0.50 litre
     Coca-Cola light                 Non-Refillable Glass Bottle 0.50 litre
     Fanta orange                    Non-Refillable Glass Bottle 0.50 litre

     Coca-Cola                       Refillable PET Bottle 1.50 litre
     Coca-Cola light                 Refillable PET Bottle 1.50 litre
     caffeine free Coca-Cola light   Refillable PET Bottle 1.50 litre

     Fanta light                     Refillable PET Bottle 1.50 litre
     Fanta orange                    Refillable PET Bottle 1.50 litre
     Sprite                          Refillable PET Bottle 1.50 litre
     Sprite light                    Refillable PET Bottle 1.50 litre

     Coca-Cola                       Refillable PET Bottle 2.00 litre
     Coca-Cola light                 Refillable PET Bottle 2.00 litre

     Coca-Cola                       Non-Refillable PET Bottle 0.33 litre
     Fanta orange                    Non-Refillable PET Bottle 0.33 litre
     Sprite                          Non-Refillable PET Bottle 0.33 litre

     Aquarius                        Non-Refillable PET Bottle 0.50 litre
     Fanta orange                    Non-Refillable PET Bottle 0.50 litre
     Sprite                          Non-Refillable PET Bottle 0.50 litre

     Aquarius                        Non-Refillable PET Bottle 1.00 litre
     cherry Coca-Cola                Non-Refillable PET Bottle 1.00 litre

     Coca-Cola                       Non-Refillable PET Bottle 1.50 litre
     Coca-Cola light                 Non-Refillable PET Bottle 1.50 litre
     caffeine free Coca-Cola         Non-Refillable PET Bottle 1.50 litre
     caffeine free Coca-Cola light   Non-Refillable PET Bottle 1.50 litre
     Fanta citron                    Non-Refillable PET Bottle 1.50 litre
     Fanta lemon                     Non-Refillable PET Bottle 1.50 litre
     Fanta light                     Non-Refillable PET Bottle 1.50 litre
     Fanta orange                    Non-Refillable PET Bottle 1.50 litre
     Sprite                          Non-Refillable PET Bottle 1.50 litre
     Sprite light                    Non-Refillable PET Bottle 1.50 litre

     Coca-Cola                       Non-Refillable PET Bottle 2.00 litre

     Coca-Cola                       Non-Refillable PET Contour Bottle 0.50
                                     litre
     Coca-Cola light                 Non-Refillable PET Contour Bottle 0.50
                                     litre

     Coca-Cola                       Non-Refillable PET Contour Bottle 1.50
                                     litre
     Coca-Cola light                 Non-Refillable PET Contour Bottle 1.50
                                     litre

     Fanta                           Non-Refillable PET Multiproduct
                                        Proprietary Bottle 1.50 litre
     Sprite                          Non-Refillable PET Multiproduct
                                        Proprietary Bottle 1.50 litre

     Coca-Cola                      Can 0.25 litre

     Aquarius                       Can 0.33 litre
     Bonaqua                        Can 0.33 litre
     Coca-Cola                      Can 0.33 litre
     Coca-Cola light                Can 0.33 litre
     caffeine free Coca-Cola        Can 0.33 litre
     caffeine free Coca-Cola light  Can 0.33 litre
     cherry Coca-Cola               Can 0.33 litre
     Fanta cassis                   Can 0.33 litre
     Fanta citron                   Can 0.33 litre
     Fanta lemon                    Can 0.33 litre
     Fanta light                    Can 0.33 litre

     Fanta orange                   Can 0.33 litre
     Finley                         Can 0.33 litre
     Kinley bitter lemon            Can 0.33 litre
     Kinley tonic water             Can 0.33 litre
     Sprite                         Can 0.33 litre
     Sprite light                   Can 0.33 litre

     Coca-Cola                      Can 0.50 litre


It is recognized and agreed among the parties hereto, that during the term of the said Bottler's Agreement, the Company shall not exercise its right under Clause 2 of the Bottler's Agreement to cancel the authorization in respect of those Authorized Containers which are described as Refillable Glass Bottles in this Appendix.

This authorization supersedes as of July 26, 1996 any prior authorizations entered into among the Company and the Bottler in connection with the subject matter of this Appendix IV.

         -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

    S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                        S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                         Authorized Representative
                                      Date: July 26, 1996

                                   Schedule A


            AUTHORIZATION IN RESPECT OF SYRUPS FOR POST-MIX BEVERAGES


                                 Location: Paris
                               Date: July 26,1996



Pursuant to the provisions of Clause 3 of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation (The Coca-Cola Company and The Coca-Cola Export Corporation hereinafter collectively or severally referred to as the "Company") and the undersigned Bottler with effect from July 26, 1996, the Company hereby grants a non-exclusive authorization to the Bottler to prepare, package, distribute and sell syrups for the following
Beverages:


     Coca-Cola
     Coca-Cola light
     Fanta cassis
     Fanta citron
     Fanta orange
     Finley
     Kinley bitter lemon
     Kinley tonic water
     Sprite

(said syrups being hereinafter referred to in this Schedule A as "PostMix Syrups") to (i) retail dealers in the Territory for use in dispensing the Beverages through Post-Mix Dispensers in or adjoining the establishments of retail outlets; and/or to (ii) certain distributors in the Territory (hereinafter referred to as "Distributors") who will in turn sell and distribute the Post-Mix Syrups to retail dealers; and/or (iii) to operate Post-Mix Dispensers and sell the Beverages dispensed therefrom directly to consumers, subject to the following conditions:

1. The Bottler shall not sell any Post-Mix Syrups to a retail outlet, and shall ensure that the Distributors shall not sell any Post-Mix Syrups to a retail outlet, for use in any Post-Mix Dispenser, or operate any Post-Mix Dispenser unless the following conditions are met:

         (a)      There is available an adequate source of safe, potable water.

         (b) All Post-Mix Dispensers are of a type approved by the Company and conform in all respects to the hygienic and other standards which the Company shall issue in writing to the Bottler in connection with the preparation, packaging and sale of the Post-Mix Syrups. The Bottler shall at all times maintain a list of all its retail outlets and/or Distributors to whom it has leased or otherwise handed over Post-Mix Dispensers.

         (c) The Beverages dispensed through the Post-Mix Dispensers are in strict adherence to and compliance with the instructions for the preparation of the Beverages from Post-Mix Syrups as issued in writing to the Bottler from time to time by the Company.

2. The Bottler shall take samples of the Beverages dispensed through the Post-Mix Dispensers operated by retail outlets to whom the Bottler and/or the Distributor has supplied the Post-Mix Syrups or which are operated by the Bottler, in accordance with such instructions and at such intervals as may be notified by the Company in writing and shall submit said samples at the Bottler's expense to the Company for inspection.

3. The Bottler shall maintain adequate numbers of trained personnel to enable the Bottler to make periodic inspections of the PostMix Dispensers in accordance with the instructions of the Company in order to ensure compliance with the provisions set forth under Clause 1 above.

4. The Bottler shall, on its own initiative and responsibility, discontinue immediately the sale of Post-Mix Syrups to any retail outlet and/or ensure that the Distributors shall immediately discontinue the sale of Post-Mix Syrups to any retail outlet which fails to comply with the standards prescribed by the Company.

5. The Bottler shall discontinue the sale of Post-Mix Syrups to any retail outlet and/or ensure that the Distributors shall discontinue the sale of Post-Mix Syrups to any retail outlet when notified by the Company that any of the Beverages dispensed through a Post-Mix Dispenser located in or adjoining the establishment of the retail outlet do not comply with the standards prescribed by the Company for the Beverages or that the Post-Mix Dispenser is not of a type approved by the Company.

6. The Bottler shall ensure that or cause the Distributors to ensure that the Company shall have the right to enter and inspect the premises of each retail outlet and to take any samples they may deem necessary to ensure proper quality control.

7.       The Bottler agrees:

         (a) To sell and distribute the Post-Mix Syrups only in containers of a type approved by the Company and to use on said containers only labels which have been approved by the

                  Company.

         (b) To exert every influence to persuade retail outlets to use a standard glass, paper cup or other container approved by the Company and with markings approved by the Company to the end that the Beverages served to the consumer will be appropriately identified and will be served in an attractive and sanitary container.

         (c) To ensure that the Distributors comply with the obligations set forth under Clauses 7(a) and 7(b) above.

8. The Company shall notify the Bottler from time to time and the Bottler shall in turn notify the Distributors about the deposit amount appropriate at that time which the Bottler shall have to charge for every returnable Post-Mix Syrup container delivered to any retail outlet.

9. Nothing in this agreement shall relieve the Bottler from its direct responsibility toward the Company for any or all of the obligations arising hereunder, regardless of whether the Bottler has passed on to the Distributors any of its obligations.

10. The authorization given to the Bottler to sell and distribute the Post-Mix Syrups to certain Distributors in the Territory is given with the clear understanding that the Company reserves the right to withdraw the authorization at any time, with respect to any one, some or all of the Distributors by giving the Bottler thirty (30) days written notice. Furthermore, the Bottler's arrangements with each of the Distributors shall expressly state (1) that the Distributor's services may be terminated at any time by the Bottler, and that they shall terminate automatically in the event of the withdrawal of this authorization or termination of the Bottler's Agreement for whatever reason; and (2) that the Distributors are not to spend money on or otherwise contribute to the cost of any advertising for the Post-Mix Syrups or Beverages.

11. The Bottler shall not give any Distributor any exclusive rights, territorial or otherwise. The Bottler shall not sell or distribute the Post-Mix Syrups to Distributors for resale or redistribution outside of the Territory.

12. The Bottler shall immediately notify the Company of the names and addresses, and any changes thereof, of all Distributors who are appointed pursuant to this authorization and the Bottler shall supply the Company periodically, upon the Company's request, with details of sales made to such Distributors.

Except as modified in this Schedule, all of the terms, covenants and conditions contained in the said Bottler's Agreement shall apply to this supplemental authorization to the Bottler to prepare, package, distribute and sell the Post-Mix Syrups and, in this regard, it is expressly agreed among the parties hereto that the terms, conditions, duties and obligations of the Bottler, as set forth in the said Bottler's Agreement, shall be incorporated herein by reference and, unless the context otherwise indicates or requires, any reference in the said Bottler's Agreement to the term "Beverages" shall be deemed to refer to the term "Post-Mix Syrups" for the purpose of this supplemental authorization to the Bottler.

This authorization may be terminated by any party hereto upon ninety (90) days' advance written notice, provided that it shall terminate automatically upon the expiration or earlier termination of the said Bottler's Agreement.

This authorization supersedes as of July 26, 1996 any prior authorizations entered into among the Company and the Bottler in connection with the subject matter of this Schedule A.

         -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

    S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                        S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                         Authorized Representative
                                      Date: July 26, 1996

Schedule B

AUTHORIZATION IN RESPECT OF PRE-MIX BEVERAGES

(NOT APPLICABLE)

                                   Schedule C


                   SUPPLEMENTAL AUTHORIZATION FOR DISTRIBUTION

                                 Location: Paris
                               Date: July 26, 1996



Pursuant to the provisions of Clause 3 of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation (The Coca-Cola Company and The Coca-Cola Export Corporation hereinafter collectively or severally referred to as the "Company") and the undersigned Bottler with effect from July 26, 1996, the Company hereby grants a supplemental non-exclusive authorization to the Bottler to purchase from the Company or its designee the Beverages in the following containers (hereinafter the "Authorized Containers") and to sell and distribute them throughout the Territory:

     Minute Maid apple             Refillable Glass Bottle 0.20 litre
     Minute Maid apricot           Refillable Glass Bottle 0.20 litre
     Minute Maid grapefruit        Refillable Glass Bottle 0.20 litre
     Minute Maid orange            Refillable Glass Bottle 0.20 litre
     Minute Maid pineapple         Refillable Glass Bottle 0.20 litre
     Minute Maid tomato            Refillable Glass Bottle 0.20 litre

     Minute Maid orange            Refillable Glass Bottle 1.00 litre

     Minute Maid apple             Can 0.33 litre
     Minute Maid orange            Can 0.33 litre
     Minute Maid tomato            Can 0.33 litre
     Minute Maid tropical          Can 0.33 litre

     Fanta still lemon             Non-Refillable Aseptic Package 0.20 litre
     Fanta still orange            Non-Refillable Aseptic Package 0.20 litre
     Minute Maid apple             Non-Refillable Aseptic Package 0.20 litre
     Minute Maid grapefruit        Non-Refillable Aseptic Package 0.20 litre
     Minute Maid orange            Non-Refillable Aseptic Package 0.20 litre
     Minute Maid tropical          Non-Refillable Aseptic Package 0.20 litre

     Minute Maid apple             Non-Refillable Aseptic Package 0.25 litre
     Minute Maid orange            Non-Refillable Aseptic Package 0.25 litre
     Minute Maid tropical          Non-Refillable Aseptic Package 0.25 litre

     Minute Maid apple             Non-Refillable Aseptic Package 1.00 litre
     Minute Maid grapefruit        Non-Refillable Aseptic Package 1.00 litre
     Minute Maid orange            Non-Refillable Aseptic Package 1.00 litre

     Minute Maid tomato            Non-Refillable Aseptic Package 1.00 litre
     Minute Maid tropical          Non-Refillable Aseptic Package 1.00 litre

     Minute Maid orange            Non-Refillable PET Bottle 0.50 litre

     Minute Maid orange            Frozen Package 1.00 litre


     Fanta still orange            Post-Mix Bag-in-Box
     Minute Maid orange            Post-Mix Bag-in-Box


subject to the following conditions:

         (a) This authorization shall expire on July 26, 1999; however, it will be automatically renewed for successive periods of one
                  (1) year, in case none of the parties gives notice to the others ninety (90) days before the expiration of the initial term or subsequent extensions thereof of its intention to terminate this authorization, provided that this authorization shall terminate automatically upon the expiration or earlier termination of the said Bottler's Agreement.

         (b) The stipulations, covenants, agreements, terms, conditions and provisions of the Bottler's Agreement shall apply to and be effective for this authorization.

This authorization supersedes as of July 26, 1996 any prior authorizations entered into between the Company and the Bottler in connection with the subject matter of this Schedule C.

         -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

    S/ M. COOMBS                          S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                         S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                         Authorized Representative
                                      Date: July 26, 1996

                                   Schedule D


AUTHORIZATION FOR PROMOTIONAL DISTRIBUTION
DURING SPORTING EVENTS

                                 Location: Paris
                               Date: July 26, 1996



Pursuant to the provisions of Clause 3 of the Bottler's Agreement entered into among The Coca-Cola Company, The Coca-Cola Export Corporation (The Coca-Cola Company and The Coca-Cola Export Corporation hereinafter collectively or severally referred to as the "Company") and the undersigned Bottler with effect from July 26, 1996, the Company hereby grants the Bottler the non-exclusive authorization to distribute the following Beverages during individual sporting events in the following containers (hereinafter the "Authorized Containers") within the Territory (as defined in the Bottler's Agreement):

         Coca-Cola               Can 0.15 litre
         Fanta orange            Can 0.15 litre
         Sprite                  Can 0.15 litre

subject to the following terms and conditions:

         (a) This authorization may be withdrawn by the Company at any time provided that it shall terminate automatically upon the expiration or earlier termination of the said Bottler's Agreement.

         (b) Upon the termination or cancellation of this authorization, the Bottler shall immediately discontinue such sale and/or distribution to said individual sporting events.

         (c) Except as supplemented or modified herein, the stipulations, covenants and conditions of the said Bottler's Agreement shall continue in full force and effect.

This authorization supersedes any prior authorizations entered into among the Company and the Bottler in connection with the subject matter of this Schedule D.

         -------------------------------------------------

COCA-COLA BEVERAGES S.A.              THE COCA-COLA COMPANY

  S/ M. COOMBS                         S/ JOSEPH R. GLADDEN, JR.
By:------------------------           By:--------------------------
   Authorized Representative              Authorized Representative
Date:  July 26, 1996                  Date:  July 26, 1996

                                      THE COCA-COLA EXPORT CORPORATION

                                         S/ WILLIAM J. DAVIS
                                      By:----------------------------
                                         Authorized Representative
                                      Date: July 26, 1996

                                   SCHEDULE E

               SUPPLEMENTAL AUTHORIZATION FOR DISTRIBUTION OF CANS

                                (NOT APPLICABLE)

                                   SCHEDULE F

                        SPECIAL AUTHORIZATION TO SELL TO
                       DISTRIBUTORS OUTSIDE THE TERRITORY



                                (NOT APPLICABLE)

                           SCHEDULE TO EXHIBIT 10.33



All of the Company's bottlers having territories within the European Union (currently the bottlers in Belgium, France, Great Britain and the Netherlands) have bottler's agreements with The Coca-Cola Company and The Coca-Cola Export Corporation substantially in the form of the foregoing bottler's agreement with Coca-Cola Beverages S.A dated July 26, 1996, with no material differences.